Exhibit 10.4

Sorrento Therapeutics, Inc.

4955 Directors Place

San Diego, CA 92121

April 20, 2021

ANP Technologies, Inc.

824 Interchange Boulevard

Newark, Delaware 19711

Attn: Ray Yin

Dear Ray:

Reference is made to that certain Term Sheet, dated February 24, 2021 (the “Term Sheet”), between Sorrento Therapeutics, Inc. and ANP Technologies, Inc.  The Term Sheet is hereby amended to extend the “Standstill Period” referred to in Paragraph J (Standstill Period) thereof to expire at 5:00 p.m. San Diego, California local time on May 4, 2021.  The Term Sheet is not otherwise modified by this letter.

Very truly yours,

Sorrento Therapeutics, Inc.

By: /s/ Henry Ji, Ph.D.

Name:Henry Ji, Ph.D.

Title:President and Chief Executive Officer

Acknowledged and agreed by:

ANP Technologies, Inc.

By: /s/ Ray Yin

Name:Ray Yin

Title:President & CEO